RESTRICTED STOCK UNIT AWARD AGREEMENT

U.S. Gold Corp.

2020 Stock INCENTIVE PLAN

1. Award of Restricted Stock Units. Pursuant to the U.S. Gold Corp. 2020 Stock Incentive Plan (the “Plan”) for employees, officers, consultants, independent contractors, and non-employee Directors of U.S. Gold Corp., a Nevada corporation (the “Company”), the Company grants to

         Edward Karr

(the “Participant”)

an Award under the Plan for two hundred thousand (200,000) Restricted Stock Units (the “Awarded Units”) which may be converted into the number of Shares of the Company equal to the number of Restricted Stock Units, subject to the terms and conditions of the Plan and this Restricted Stock Unit Award Agreement (this “Agreement”). The “Date of Grant” of this Restricted Stock Unit Award is September 18, 2019. Each Awarded Unit shall be a notional Share, with the value of each Awarded Unit being equal to the Fair Market Value of a Share at any time.

2. Subject to Plan. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3. Vesting; Time of Delivery of Shares. Awarded Units which have become vested pursuant to the terms of this Section 3 are collectively referred to herein as “Vested RSUs.” All other Awarded Units are collectively referred to herein as “Unvested RSUs.”

a. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Units shall be vested on the first to occur of the following: (i) a Change in Control or (ii) a material discovery of a mineral deposit by the Company, as determined by the Committee in its sole discretion.

b. Subject to the provisions of the Plan and this Agreement, upon the vesting of Awarded Units, or as soon as practicable following vesting, and in no event, later than sixty (60) days after vesting of the Awarded Units, the Company shall convert the Vested RSUs into the number of whole Shares equal to the number of Vested RSUs and shall deliver to the Participant or the Participant’s personal representative a number of Shares equal to the number of Vested RSUs credited to the Participant.

4. Forfeiture of Awarded Units. Except as otherwise provided in Section 3.a. above, upon the Participant’s termination of employment with or services to the Company of, if applicable, an Affiliate (“Termination of Service”), for any reason, the Participant shall be deemed to have forfeited all of the Participant’s Unvested RSUs. Upon forfeiture, all of the Participant’s rights with respect to the forfeited Unvested RSUs shall cease and terminate, without any further obligations on the part of the Company.

5. Who May Receive Converted Awarded Units. During the lifetime of the Participant, the Shares received upon conversion of Awarded Units may only be received by the Participant or his legal representative. If the Participant dies prior to the date his Awarded Units are converted into Shares as described in Section 3 above, the Shares relating to such converted Awarded Units may be received by any individual who is entitled to receive the property of the Participant pursuant to the applicable laws of descent and distribution.

6. No Fractional Shares. Awarded Units may be converted only with respect to full shares, and no fractional Shares shall be issued.

7. Nonassignability. The Awarded Units are not assignable or transferable by the Participant except by will or by the laws of descent and distribution.

8. Rights as Stockholder. The Participant will have no rights as a stockholder with respect to any Shares covered by this Agreement until the issuance of a certificate or certificates to the Participant or the registration of such Shares in the Participant’s name. The Awarded Units shall be subject to the terms and conditions of this Agreement. Except as otherwise provided in Section 9 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates or the registration of such Shares in the Participant’s name. The Participant, by his execution of this Agreement, agrees to execute any documents requested by the Company in connection with the issuance of the Shares.

9. Adjustment of Number of Awarded Units and Related Matters. The number of Shares covered by the Awarded Units shall be subject to adjustment in accordance with Section 7(b) of the Plan.

10. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

11. Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Company will not be obligated to issue any Shares to the Participant hereunder, if the issuance of such Shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws.

12. Investment Representation. Unless the Shares are issued to the Participant in a transaction registered under applicable federal and state securities laws, by his execution hereof, the Participant represents and warrants to the Company that all Shares which may be acquired hereunder will be acquired by the Participant for investment purposes for his own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Shares are issued to him in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Shares shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

13. Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for his review by the Company and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

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14. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Nevada (excluding any conflict of laws rule or principle of Nevada law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

15. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Affiliate, whether as an employee, officer, consultant, independent contractor, or Director, or to interfere with or restrict in any way the right of the Company or any Affiliate to discharge the Participant as an Eligible Person at any time.

16. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement, and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

17. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

18. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement, or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

19. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

20. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

21. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

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22. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

23. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.	Notice to the Company shall be addressed and delivered as follows:

U.S. Gold Corp.
1910 E. Idaho Street, Suite 102-Box 604
Elko, Nevada 89801
Attn:__________________________________
Facsimile: ______________________________

b.	Notice to the Participant shall be addressed and delivered as set forth on the signature page.

24. Section 409A; Six Month Delay. Notwithstanding anything herein to the contrary, in the case of a conversion of Awarded Units and distribution of Shares on account of any Termination of Service (other than death), if the Participant is a “specified employee” as defined in § 1.409A-1(i) of the final regulations under Section 409A of the Code, then solely to the extent required under Section 409A of the Code, a distribution of the number of such Shares to the Participant (determined after application of the withholding requirements set forth in Section 25 below), shall not occur until the date which is six (6) months following the date of the Participant’s Termination of Service (or, if earlier, the date of death of the Participant).

25. Tax Requirements. The Participant is hereby advised to consult immediately with his own tax advisor regarding the tax consequences of this Agreement. Unless the Company otherwise consents in writing to an alternative withholding method, the Company, or if applicable, any Affiliate (for purposes of this Section 25, the term “Company” shall be deemed to include any applicable Affiliate) shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Company may, in its sole discretion and prior to the date of conversion, require the Participant receiving Shares upon conversion of Awarded Units to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award. Such payments shall be required to be made prior to the delivery of any certificate or the registration of such Shares in the Participant’s name for such Shares. Such payment may be made by the Participant: (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon receipt of (or the lapse of restrictions relating to) such Awarded Units with a Fair Market Value equal to the amount of such taxes required to be withheld (subject to any limitations required by the Financial Accounting Standards Board’s ASC Topic 718 to avoid adverse accounting treatment); (b) delivering to the Company, Shares other than Shares issuable upon receipt of (or the lapse of restrictions relating to) such Awarded Units with a Fair Market Value equal to the amount of such required tax withholdings; or (c) delivering cash to the Company in an amount that equals or exceeds the required tax withholding obligations of the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant or withhold the number of Shares to be delivered upon the conversion of the Awarded Units with an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional Shares) the required tax withholding obligations of the Company; provided, however, if the Participant is a “specified employee” as defined in § 1.409A-1(i) of the final regulations under Section 409A of the Code who is subject to the six (6) months delay provided for in Section 24 above, the Company shall withhold the number of Shares attributable to the employment taxes on the date of the Participant’s Termination of Service and withhold the number of Shares attributable to the income taxes on the date which occurs six (6) months following the date of the Participant’s Termination of Service (or, if earlier, the date of death of the Participant).

[Remainder of Page Intentionally Left Blank;

Signature Page Follows.]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

U.S. Gold Corp.

By:	/s/ David Rector
Name:	David Rector
Title:	Chief Operating Officer / Corporate Secretary

PARTICIPANT:

/s/ Edward Karr
Signature
Name:	Edward Karr

Address:	[Intentionally omitted]

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